UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2010

TIGRENT INC.

(Exact name of registrant as specified in charter)

Colorado	0-27403	84-1475486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida

(Address of principal executive offices)

33904

(Zip code)

(239) 542-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(c)

On October 14, 2010, Charles F. Kuehne, age 58, agreed to join Tigrent Inc. (the “Company”) as the Company’s Interim Chief Financial Officer, effective as of October 19, 2010. Prior to joining the Company, Mr. Kuehne served as an independent financial consultant for two years, providing executive-level financial management consulting services primarily to manufacturing companies owned by private equity firms. Between 1998 and 2008, he held various corporate controller, accounting, auditing and financial reporting positions with Platinum Equity, a private equity firm, and its portfolio companies, including President and Chief Financial Officer of Data2Logistics (2003 — 2008), Vice President of Transactions Support and Chief Financial Officer for Acquisitions (1998 — 2003), and Chief Financial Officer of Milgo Solutions (1998 — 2001). Mr. Kuehne is a Certified Public Accountant and holds an M.B.A. from Nova Southeastern University and a B.A. in Business Administration from Ohio University.

Mr. Kuehne’s employment will be at-will. He will receive a salary of $240,000 per year and will be eligible to participate in the Company’s benefits programs available to all of its executives, including health insurance, life insurance, long term disability insurance, and 401(k) retirement plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 19, 2010	TIGRENT INC.

/s/ Steven C. Barre
Steven C. Barre
Interim Chief Executive Officer